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            EXHIBIT 5     OPINION OF MULDOON, MURPHY & FAUCETTE LLP




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                  [MULDOON, MURPHY & FAUCETTE LLP LETTERHEAD]



                                 April 18, 2000



Board of Directors
PFSB Bancorp, Inc.
123 W. Lafayette Street, P.O. Box 72
Palmyra, Missouri 63461-0072

      Re:   PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan
            Registration Statement on Form S-8 for Offer and Sale of 78,260 Shares of Common Stock

Ladies and Gentlemen:

         We have been requested by PFSB Bancorp, Inc., a Missouri corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 78,260 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 55,900 Shares that may be issued upon the exercise of stock options and 22,360 Shares that may be distributed as restricted stock awards under the PFSB Bancorp, Inc 2000 Stock-Based Incentive Plan (the "Plan").

      As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Missouri law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon the issuance of the Shares in the manner described in the Plan, will, when granted, be validly issued, fully paid and nonassessable.





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Board of Directors
PFSB Bancorp, Inc.
April 18, 2000
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      We hereby  consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel".

                                         Very truly yours,

                                         /s/ Muldoon, Murphy & Faucette LLP
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                                         MULDOON, MURPHY & FAUCETTE LLP